UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Dated December 1, 2011

of

AGCO CORPORATION

A Delaware Corporation

IRS Employer Identification No. 58-1960019

SEC File Number 1-12930

4205 River Green Parkway

Duluth, Georgia 30096

(770) 813-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 1, 2011, pursuant to the terms of the previously announced Agreement and Plan of Merger, dated September 30, 2011, AGCO Corporation completed its purchase of GSI Holdings Corp. (“GSI”) for $928 million, net of cash acquired and subject to customary closing adjustments. GSI is a leading manufacturer of grain storage and protein production systems headquartered in Assumption, Illinois. A copy of the press release announcing the completion of the transaction is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1    Press Release dated December 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation

By:	/s/ Debra E. Kuper
Debra E. Kuper
Vice President, General Counsel & Corporate Secretary

Dated: December 1, 2011